EXHIBIT 99.1

U.S. Antimony (UAMY) Announces

Executive Management Changes

THOMPSON FALLS, MT / ACCESSWIRE / March 4, 2024 / United States Antimony Corporation ("USAC"), (NYSE: UAMY) announced today changes with the executive level management of the Company. These executive management changes are effective March 1, 2024.

Mr. John (Gus) Gustavsen has been appointed President of the Company’s Antimony Division and he has relinquished his title as CEO of U.S. Antimony Corporation. The Company is continuing its operations and business activities in Thompson Falls, Montana, where Mr. Gustavsen resides. This location is the only North American producer of Antimony products, including antimony oxide, antimony metal, and antimony tri-sulfide. Antimony is used in munitions (lead hardening for bullets and primer production), flame retardants, semiconductors, and batteries. Mr. Gustavsen is considered one of the nation’s leading experts in the field of Antimony.

The Board of Directors has asked two existing board members to serve as Co-CEOs while the company continues to streamline its business, rid itself of unprofitable operations, and pursue certain expansion efforts which may include acquisitions. The new positions are as follows:

Joe Bardswich – Co-CEO & Director

Gary C. Evans – Co-CEO & Chairman of the Board

Neither Mr. Bardswich nor Mr. Evans are receiving any cash compensation for their new roles at the Company. However, the Board has granted them time-based equity compensation, which was awarded at the Company’s stock price on the grant date.

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About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“US Antimony”, “USAC”, the “Company”, “we”, “us”, and “our”) sell processed antimony, precious metals, and zeolite products in the U.S. and abroad. The Company processes antimony ore in the U.S. and Mexico primarily into antimony oxide, antimony metal, and antimony trisulfide at its facilities in Montana and Mexico. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

PO Box 643

47 Cox Gulch Rd.

Thompson Falls, Montana 59873-0643

406-606-4117

E-Mail: info@usantimony.com

Source: United States Antimony Corporation

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